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                                                                   Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BUCA, Inc.

                                 /s/ Joseph P. Micatrotto
                                 ------------------------
                                 Joseph P. Micatrotto
                                 Chairman, President and Chief Executive Officer

                                 /s/ Greg A. Gadel
                                 -----------------
                                 Greg A. Gadel
                                 Executive Vice President, Chief Financial
                                 Officer, Secretary and Treasurer